Exhibit 99.1

FOR IMMEDIATE RELEASE

METROCITY BANKSHARES, INC. REPORTS EARNINGS FOR SECOND QUARTER 2024

ATLANTA, GA (July 19, 2024) – MetroCity Bankshares, Inc. (“MetroCity” or the “Company”) (NASDAQ: MCBS), holding company for Metro City Bank (the “Bank”), today reported net income of $16.9 million, or $0.66 per diluted share, for the second quarter of 2024, compared to $14.6 million, or $0.57 per diluted share, for the first quarter of 2024, and $13.1 million, or $0.51 per diluted share, for the second quarter of 2023. For the six months ended June 30, 2024, the Company reported net income of $31.6 million, or $1.24 per diluted share, compared to $28.8 million, or $1.13 per diluted share, for the same period in 2023.

Second Quarter 2024 Highlights:

●	Annualized return on average assets was 1.89%, compared to 1.65% for the first quarter of 2024 and 1.55% for the second quarter of 2023.
●	Annualized return on average equity was 17.10%, compared to 15.41% for the first quarter of 2024 and 14.87% for the second quarter of 2023. Excluding average accumulated other comprehensive income, our return on average equity was 18.26% for the second quarter of 2024, compared to 16.27% for the first quarter of 2024 and 15.50% for the second quarter of 2023.
●	Efficiency ratio of 35.9%, compared to 37.9% for the first quarter of 2024 and 38.7% for the second quarter of 2023.
●	Net interest margin increased by 42 basis points to 3.66% from 3.24% for the previous quarter.

Year-to-Date 2024 Highlights:

●	Return on average assets was 1.77% for the six months ended June 30, 2024, compared to 1.71% for the same period in 2023.
●	Return on average equity was 16.27% for the six months ended June 30, 2024, compared to 16.47% for the same period in 2023. Excluding average accumulated other comprehensive income, our return on average equity was 17.28% for the six months ended June 30, 2024, compared to 17.27% for the same period in 2023.
●	Efficiency ratio of 36.8% for the six months ended June 30, 2024, compared to 35.9% for the same period in 2023.
●	Net interest margin increased by 25 basis points to 3.45% from 3.20% for the same period in 2023.

Results of Operations

Net Income

Net income was $16.9 million for the second quarter of 2024, an increase of $2.3 million, or 15.8%, from $14.6 million for the first quarter of 2024. This increase was primarily due to an increase in interest income of $1.8 million and a decrease in interest expense of $1.9 million, offset by an increase in noninterest expense of $671,000 and an increase in income tax expense of $629,000. Net income increased by $3.8 million, or 29.2%, in the second quarter of 2024 compared to net income of $13.1 million for the second quarter of 2023. This increase was due to an increase in net interest income of $5.7 million and an increase in noninterest income of $868,000, offset by an increase in income tax expense of $925,000, an increase in noninterest expense of $1.6 million and an increase in provision for credit losses of $288,000.

Net income was $31.6 million for the six months ended June 30, 2024, an increase of $2.7 million, or 9.5%, from $28.8 million for the six months ended June 30, 2023. This increase was due to an increase in net interest income of $6.6 million and an increase in noninterest income of $292,000, offset by an increase in noninterest expense of $3.1 million, an increase in income tax expense of $887,000 and an increase in in provision for credit losses of $148,000.

Net Interest Income and Net Interest Margin

Interest income totaled $54.1 million for the second quarter of 2024, an increase of $1.8 million, or 3.3%, from the previous quarter, primarily due to a 122 basis points and $51.1 million increase in the fed funds sold and interest-bearing cash yield and balance, as well as a 12 basis points increase in the loan yield. As compared to the second quarter of 2023, interest income for the second quarter of 2024 increased by $6.6 million, or 14.0%, primarily due to a 51 basis points increase in the loan yield coupled with a $119.9 million increase in average loan balances, as well as a 109 basis points increase in the total investment yield.

Interest expense totaled $23.4 million for the second quarter of 2024, a decrease of $1.9 million, or 7.4%, from the previous quarter, primarily due to a 34 basis points decrease in deposit costs coupled with a $53.1 million decrease in average deposit balances, offset by a 28 basis points increase in borrowing costs and $25.4 million increase in the average borrowing balance. As compared to the second quarter of 2023, interest expense for the second quarter of 2024 increased by $884,000 or 3.9%, primarily due to a $139.8 million increase in deposit balances and a 106 basis points increase in borrowing costs. The Company currently has interest rate derivative agreements totaling $850.0 million that are designated as cash flow hedges of our deposit accounts indexed to the Effective Federal Funds Rate (currently 5.33%). The weighted average pay rate for these interest rate derivatives is 2.29%. During the second quarter of 2024, we recorded a credit to interest expense of $6.5 million from the benefit received on these interest rate derivatives compared to a benefit of $4.1 million and $857,000 recorded during the first quarter of 2024 and the second quarter of 2023, respectively.

The net interest margin for the second quarter of 2024 was 3.66% compared to 3.24% for the previous quarter, an increase of 42 basis points. The yield on average interest-earning assets for the second quarter of 2024 increased by 18 basis points to 6.45% from 6.27% for the previous quarter, while the cost of average interest-bearing liabilities for the second quarter of 2024 decreased by 26 basis points to 3.68% from 3.94% for the previous quarter. Average earning assets increased by $13.8 million from the previous quarter, due to an increase in average total investments of $50.9 million, offset by a decrease in average loans of $37.1 million. Average interest-bearing liabilities decreased by $27.7 million from the previous quarter as average interest-bearing deposits decreased by $53.1 million while average borrowings increased by $25.4 million.

As compared to the same period in 2023, the net interest margin for the second quarter of 2024 increased by 56 basis points to 3.66% from 3.10%, primarily due to a 55 basis points increase in the yield on average interest-earning assets of $3.37 billion and a six basis point decrease in the cost of average interest-bearing liabilities of $2.55 billion. Average earning assets for the second quarter of 2024 increased by $144.9 million from the second quarter of 2023, due to a $119.9 million increase in average loans and a $24.9 million decrease in average total investments. Average interest-bearing liabilities for the second quarter of 2024 increased by $138.0 million from the second quarter of 2023, driven by an increase in average interest-bearing deposits of $139.8 million, offset by a decrease in average borrowings of $1.8 million.

Noninterest Income

Noninterest income for the second quarter of 2024 was $5.6 million, a decrease of $9,000, or 0.2%, from the first quarter of 2024, primarily due to lower gains on sale and servicing income from Small Business Administration (“SBA”) loans, offset by higher gains on sale and servicing income from mortgage loans, service charges on deposit accounts and other income. Mortgage loan sales totaled $111.4 million (average sales premium of 1.05%) during the second quarter of 2024 compared to $21.9 million during the first quarter of 2024. There were no SBA loans sold during the second quarter of 2024 compared to $24.1 million SBA loan sold during the first quarter of 2024. During the second quarter of 2024, we recorded a $503,000 fair value adjustment charge on our SBA servicing asset compared to a fair value adjustment gain of $361,000 during the first quarter of 2024.

Compared to the same period in 2023, noninterest income for the second quarter of 2024 increased by $868,000, or 18.5%, primarily due to higher gains on sale and servicing income from mortgage loans and higher mortgage loan fees from higher volume, offset by lower gains on sale and servicing income from SBA loans. During the second quarter of 2023, we recorded a $255,000 fair value adjustment gain on our SBA servicing asset.

Noninterest income for the six months ended June 30, 2024 totaled $11.1 million, an increase of $292,000, or 2.7%, from the six months ended June 30, 2023, primarily due to higher mortgage loan fees from higher volume, as well as higher gains on sale and servicing income from mortgage loans, offset by decreases in gains on sale of SBA loans, SBA servicing income and other income.

Noninterest Expense

Noninterest expense for the second quarter of 2024 totaled $13.0 million, an increase of $671,000, or 5.4%, from $12.4 million for the first quarter of 2024. This increase was primarily attributable to increases in salary and employee benefits, data processing expense and security expense, partially offset by lower professional fees, FDIC insurance premiums, advertising expense, and loan and other real estate owned related expenses. Compared to the second quarter of 2023, noninterest expense during the second quarter of 2024 increased by $1.6 million, or 13.7%, primarily due to higher salary and employee benefits, occupancy expense, security expense and other real estate owned related expenses, offset by lower FDIC insurance premiums and professional fees.

Noninterest expense for the six months ended June 30, 2024 totaled $25.4 million, an increase of $3.1 million, or 14.0%, from $22.3 million for the six months ended June 30, 2023. This increase was primarily attributable to increases in salaries and employee benefits due to higher commissions from higher loan volume, employee insurance and stock based compensation, as well as higher expenses related to depreciation, rent, data processing and security. These expense increases were partially offset by lower loan related expenses and legal fees.

The Company’s efficiency ratio was 35.9% for the second quarter of 2024 compared to 37.9% and 38.7% for the first quarter of 2024 and second quarter of 2023, respectively. For the six months ended June 30, 2024, the efficiency ratio was 36.8% compared to 35.9% for the same period in 2023.

Income Tax Expense

The Company’s effective tax rate for the second quarter of 2024 was 27.5%, compared to 28.4% for the first quarter of 2024 and 29.6% for the second quarter of 2023. The Company’s effective tax rate for the six months ended June 30, 2024 was 27.9% compared to 28.2% for the same period in 2023.

Balance Sheet

Total Assets

Total assets were $3.62 billion at June 30, 2024, a decrease of $31.8 million, or 0.9%, from $3.65 billion at March 31, 2024, and an increase of $140.3 million, or 4.0%, from $3.48 billion at June 30, 2023. The $31.8 million decrease in total assets at June 30, 2024 compared to March 31, 2024 was primarily due to decreases in loans held for sale of $72.6 million, loans held for investment of $25.4 million and interest rate derivatives of $2.5 million, partially offset by an increase in cash and due from banks of $70.7 million. The $140.3 million increase in total assets at June 30, 2024 compared to June 30, 2023 was primarily due to increases in cash and due from banks of $74.5 million, loans held for investment of $69.8 million, Federal Home Loan Bank stock of $4.7 million and bank owned life insurance of $2.1 million, partially offset by decreases in federal funds sold of $9.4 million and interest rate derivatives of $3.1 million.

Our investment securities portfolio made up only 0.78% of our total assets at June 30, 2024 compared to 0.78% and 0.84% at March 31, 2024 and June 30, 2023, respectively.

Loans

Loans held for investment were $3.09 billion at June 30, 2024, a decrease of $25.4 million, or 0.8%, compared to $3.12 billion at March 31, 2024, and an increase of $69.8 million, or 2.3%, compared to $3.02 billion at June 30, 2023. The decrease in loans at June 30, 2024 compared to March 31, 2024 was due to a $20.8 million decrease in residential mortgage loans, a $14.2 million decrease in construction and development loans and a $260,000 decrease in commercial and industrial loans, offset by a $9.6 million increase in commercial real estate loans. There were no loans classified as held for sale at June 30, 2024 and June 30, 2023. Loans held for sale were $72.6 million a at March 31, 2024.

Deposits

Total deposits were $2.75 billion at June 30, 2024, a decrease of $68.0 million, or 2.4%, compared to total deposits of $2.81 billion at March 31, 2024, and an increase of $47.4 million, or 1.8%, compared to total deposits of $2.70 billion at June 30, 2023. The decrease in total deposits at June 30, 2024 compared to March 31, 2024 was due to a $68.2 million decrease in money market accounts (includes $36.3 million decrease in brokered MMAs) and a $26.8 million decrease in interest-bearing demand deposits (mostly brokered deposits), offset by a $17.3 million increase in noninterest-bearing demand deposits, a $7.9 million increase in time deposits and a $1.8 million increase in savings accounts.

Noninterest-bearing deposits were $564.1 million at June 30, 2024, compared to $546.8 million at March 31, 2024 and $575.3 million at June 30, 2023. Noninterest-bearing deposits constituted 20.5% of total deposits at June 30, 2024, compared to 19.4% at March 31, 2024 and 21.3% at June 30, 2023. Interest-bearing deposits were $2.18 billion at June 30, 2024, compared to $2.27 billion at March 31, 2024 and $2.12 billion at June 30, 2023. Interest-bearing deposits constituted 79.5% of total deposits at June 30, 2024, compared to 80.6% at March 31, 2024 and 78.7% at June 30, 2023.

Uninsured deposits were 23.4% of total deposits at June 30, 2024, compared to 23.0% and 30.7% at March 31, 2024 and June 30, 2023, respectively. As of June 30, 2024, we had $1.27 billion of available borrowing capacity at the Federal Home Loan Bank ($709.7 million), Federal Reserve Discount Window ($509.2 million) and various other financial institutions (fed fund lines totaling $47.5 million).

Asset Quality

The Company recorded a credit provision for credit losses of $128,000 during the second quarter of 2024, compared to a credit provision for credit losses of $140,000 and $416,000 recorded during the first quarter of 2024 and second quarter of 2023, respectively. The credit provision recorded during the second quarter of 2024 was primarily due the decrease in loan balances and an $83,000 recovery recorded during the quarter. Annualized net recoveries to average loans for the second quarter of 2024 was 0.01%, compared to a net recovery of 0.00% for the first quarter of 2024 and a net charge-off of 0.06% for the second quarter of 2023.

Nonperforming assets totaled $27.0 million, or 0.75% of total assets, at June 30, 2024, a decrease of $3.2 million from $30.3 million, or 0.83% of total assets, at March 31, 2024, and an increase of $3.4 million from $23.6 million, or 0.68% of total assets, at June 30, 2023. The decrease in nonperforming assets at June 30, 2024 compared to March 31, 2024 was due to a $2.9 million decrease in accruing restructured loans and a $293,000 decrease in nonaccrual loans.

Allowance for credit losses as a percentage of total loans was 0.58% at June 30, 2024, compared to 0.58% at March 31, 2024 and 0.60% at June 30, 2023. Allowance for credit losses as a percentage of nonperforming loans was 70.16% at June 30, 2024, compared to 62.37% and 79.88% at March 31, 2024 and June 30, 2023, respectively.

About MetroCity Bankshares, Inc.

MetroCity Bankshares, Inc. is a Georgia corporation and a registered bank holding company for its wholly-owned banking subsidiary, Metro City Bank, which is headquartered in the Atlanta, Georgia metropolitan area. Founded in 2006, Metro City Bank currently operates 20 full-service branch locations in multi-ethnic communities in Alabama, Florida, Georgia, New York, New Jersey, Texas and Virginia. To learn more about Metro City Bank, visit www.metrocitybank.bank.

Forward-Looking Statements

Statements in this press release regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this press release should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this press release and could cause us to make changes to our future plans. Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; risks arising from media coverage of the banking industry; risks arising from perceived instability in the banking sector; changes in the interest rate environment, including changes to the federal funds rate; changes in prices, values and sales volumes of residential and commercial real estate; developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; interest rate fluctuations, which could have an adverse effect on the Company’s profitability; legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine or the conflict in Israel and the surrounding region; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the U.S. Securities and Exchange Commission (the “SEC”), and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov. In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this press release are qualified in their entirety by this cautionary statement.

Contacts

Farid Tan	Lucas Stewart
President	Chief Financial Officer
770-455-4978	678-580-6414
faridtan@metrocitybank.bank	lucasstewart@metrocitybank.bank

METROCITY BANKSHARES, INC.

SELECTED FINANCIAL DATA

	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2024	2024	2023	2023	2023	2024	2023
Selected income statement data:
Interest income	$54,108	$52,358	$50,671	$48,709	$47,482	$106,466	$93,447
Interest expense	23,396	25,273	24,549	24,555	22,512	48,669	42,244
Net interest income	30,712	27,085	26,122	24,154	24,970	57,797	51,203
Provision for credit losses	(128)	(140)	782	(381)	(416)	(268)	(416)
Noninterest income	5,559	5,568	4,712	2,657	4,691	11,127	10,835
Noninterest expense	13,032	12,361	13,915	11,540	11,464	25,393	22,271
Income tax expense	6,430	5,801	4,790	4,224	5,505	12,232	11,345
Net income	16,937	14,631	11,347	11,428	13,108	31,567	28,838
Per share data:
Basic income per share	$0.67	$0.58	$0.45	$0.45	$0.52	$1.25	$1.15
Diluted income per share	$0.66	$0.57	$0.44	$0.45	$0.51	$1.24	$1.13
Dividends per share	$0.20	$0.20	$0.18	$0.18	$0.18	$0.40	$0.36
Book value per share (at period end)	$16.08	$15.73	$15.14	$15.24	$14.76	$16.08	$14.76
Shares of common stock outstanding	25,331,916	25,205,506	25,205,506	25,241,157	25,279,846	25,331,916	25,279,846
Weighted average diluted shares	25,568,333	25,548,089	25,543,861	25,591,874	25,477,143	25,547,171	25,468,941
Performance ratios:
Return on average assets	1.89%	1.65%	1.29%	1.30%	1.55%	1.77%	1.71%
Return on average equity	17.10	15.41	11.71	12.14	14.87	16.27	16.47
Dividend payout ratio	30.03	34.77	40.36	40.18	34.77	32.23	31.61
Yield on total loans	6.46	6.34	6.11	5.98	5.95	6.40	5.90
Yield on average earning assets	6.45	6.27	6.14	5.92	5.90	6.36	5.84
Cost of average interest bearing liabilities	3.68	3.94	3.91	3.97	3.74	3.81	3.52
Cost of deposits	3.63	3.97	3.95	4.05	3.88	3.80	3.69
Net interest margin	3.66	3.24	3.17	2.94	3.10	3.45	3.20
Efficiency ratio(1)	35.93	37.86	45.13	43.04	38.65	36.84	35.84
Asset quality data (at period end):
Net charge-offs/(recoveries) to average loans held for investment	(0.01)%	(0.00)%	0.04%	(0.00)%	0.06%	(0.01)%	0.03%
Nonperforming assets to gross loans held for investment and OREO	0.87	0.97	1.22	1.25	0.78	0.87	0.78
ACL to nonperforming loans	70.16	62.37	49.06	47.61	79.88	70.16	79.88
ACL to loans held for investment	0.58	0.58	0.57	0.58	0.60	0.58	0.60
Balance sheet and capital ratios:
Gross loans held for investment to deposits	112.85%	110.97%	115.38%	111.77%	112.27%	112.85%	112.27%
Noninterest bearing deposits to deposits	20.54	19.43	18.75	20.58	21.32	20.54	21.32
Investment securities to assets	0.78	0.78	0.82	0.79	0.84	0.78	0.84
Common equity to assets	11.26	10.87	10.89	10.96	10.74	11.26	10.74
Leverage ratio	10.57	10.27	10.20	10.07	10.03	10.57	10.03
Common equity tier 1 ratio	18.00	16.96	16.73	17.03	16.69	18.00	16.69
Tier 1 risk-based capital ratio	18.00	16.96	16.73	17.03	16.69	18.00	16.69
Total risk-based capital ratio	18.87	17.81	17.60	17.91	17.59	18.87	17.59
Mortgage and SBA loan data:
Mortgage loans serviced for others	$529,823	$443,905	$443,072	$464,823	$487,787	$529,823	$487,787
Mortgage loan production	94,056	94,016	128,931	91,891	72,830	188,072	116,165
Mortgage loan sales	111,424	21,873	—	—	—	133,297	—
SBA/USDA loans serviced for others	486,051	516,425	508,000	487,827	493,579	486,051	493,579
SBA loan production	8,297	11,397	27,529	18,212	16,110	19,694	42,349
SBA loan sales	—	24,065	—	5,169	30,298	24,065	66,756

(1)	Represents noninterest expense divided by the sum of net interest income plus noninterest income.

METROCITY BANKSHARES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	As of the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2024	2024	2023	2023	2023
ASSETS
Cash and due from banks	$325,026	$254,331	$142,152	$279,106	$250,503
Federal funds sold	2,833	4,505	2,653	2,951	12,224
Cash and cash equivalents	327,859	258,836	144,805	282,057	262,727
Equity securities	10,276	10,288	10,335	10,113	10,358
Securities available for sale (at fair value)	17,825	18,057	18,493	17,664	18,696
Loans held for investment	3,090,498	3,115,871	3,142,105	3,029,947	3,020,714
Allowance for credit losses	(17,960)	(17,982)	(18,112)	(17,660)	(18,091)
Loans less allowance for credit losses	3,072,538	3,097,889	3,123,993	3,012,287	3,002,623
Loans held for sale	—	72,610	22,267	—	—
Accrued interest receivable	15,286	15,686	15,125	14,612	13,877
Federal Home Loan Bank stock	20,251	19,063	17,846	17,846	15,534
Premises and equipment, net	18,160	18,081	18,132	17,459	16,374
Operating lease right-of-use asset	7,599	8,030	8,472	7,340	7,761
Foreclosed real estate, net	1,452	1,452	1,466	761	1,001
SBA servicing asset, net	7,108	7,611	7,251	7,107	8,018
Mortgage servicing asset, net	1,454	937	1,273	1,823	2,514
Bank owned life insurance	72,061	71,492	70,957	70,462	70,010
Interest rate derivatives	36,196	38,682	31,781	46,502	39,284
Other assets	7,305	8,505	10,627	4,994	6,310
Total assets	$3,615,370	$3,647,219	$3,502,823	$3,511,027	$3,475,087

LIABILITIES
Noninterest-bearing deposits	$564,076	$546,760	$512,045	$559,540	$575,301
Interest-bearing deposits	2,181,784	2,267,098	2,218,891	2,159,048	2,123,181
Total deposits	2,745,860	2,813,858	2,730,936	2,718,588	2,698,482
Federal Home Loan Bank advances	375,000	350,000	325,000	325,000	325,000
Other borrowings	—	—	—	—	387
Operating lease liability	7,743	8,189	8,651	7,537	7,985
Accrued interest payable	3,482	3,059	4,133	3,915	3,859
Other liabilities	76,057	75,509	52,586	71,283	66,211
Total liabilities	$3,208,142	$3,250,615	$3,121,306	$3,126,323	$3,101,924

SHAREHOLDERS' EQUITY
Preferred stock	—	—	—	—	—
Common stock	253	252	252	252	253
Additional paid-in capital	46,644	46,105	45,699	45,580	45,516
Retained earnings	336,749	324,900	315,356	308,589	301,752
Accumulated other comprehensive income	23,582	25,347	20,210	30,283	25,642
Total shareholders' equity	407,228	396,604	381,517	384,704	373,163
Total liabilities and shareholders' equity	$3,615,370	$3,647,219	$3,502,823	$3,511,027	$3,475,087

METROCITY BANKSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2024	2024	2023	2023	2023	2024	2023
Interest and dividend income:
Loans, including fees	$50,527	$50,117	$47,367	$45,695	$44,839	$100,644	$88,821
Other investment income	3,547	2,211	3,267	2,979	2,582	5,758	4,521
Federal funds sold	34	30	37	35	61	64	105
Total interest income	54,108	52,358	50,671	48,709	47,482	106,466	93,447

Interest expense:
Deposits	19,735	22,105	21,691	21,736	19,804	41,840	37,180
FHLB advances and other borrowings	3,661	3,168	2,858	2,819	2,708	6,829	5,064
Total interest expense	23,396	25,273	24,549	24,555	22,512	48,669	42,244

Net interest income	30,712	27,085	26,122	24,154	24,970	57,797	51,203

Provision for credit losses	(128)	(140)	782	(381)	(416)	(268)	(416)

Net interest income after provision for loan losses	30,840	27,225	25,340	24,535	25,386	58,065	51,619

Noninterest income:
Service charges on deposit accounts	532	447	515	490	464	979	913
Other service charges, commissions and fees	1,573	1,612	2,039	1,478	1,266	3,185	2,140
Gain on sale of residential mortgage loans	1,177	222	—	—	—	1,399	—
Mortgage servicing income, net	1,107	229	39	(85)	(51)	1,336	(147)
Gain on sale of SBA loans	—	1,051	—	244	1,054	1,051	3,023
SBA servicing income, net	560	1,496	1,324	270	1,388	2,056	3,202
Other income	610	511	795	260	570	1,121	1,704
Total noninterest income	5,559	5,568	4,712	2,657	4,691	11,127	10,835

Noninterest expense:
Salaries and employee benefits	8,048	7,370	8,971	6,864	7,103	15,418	13,469
Occupancy	1,334	1,354	1,368	1,272	1,039	2,688	2,253
Data Processing	353	294	301	300	353	647	628
Advertising	157	172	160	143	165	329	311
Other expenses	3,140	3,171	3,115	2,961	2,804	6,311	5,610
Total noninterest expense	13,032	12,361	13,915	11,540	11,464	25,393	22,271

Income before provision for income taxes	23,367	20,432	16,137	15,652	18,613	43,799	40,183
Provision for income taxes	6,430	5,801	4,790	4,224	5,505	12,232	11,345
Net income available to common shareholders	$16,937	$14,631	$11,347	$11,428	$13,108	$31,567	$28,838

METROCITY BANKSHARES, INC.

QTD AVERAGE BALANCES AND YIELDS/RATES

	Three Months Ended
	June 30, 2024			March 31, 2024			June 30, 2023
	Average	Interest and	Yield /	Average	Interest and	Yield /	Average	Interest and	Yield /
(Dollars in thousands)	Balance	Fees	Rate	Balance	Fees	Rate	Balance	Fees	Rate
Earning Assets:
Federal funds sold and other investments(1)	$196,068	$3,368	6.91%	$144,934	$2,052	5.69%	$169,976	$2,445	5.77%
Investment securities	31,364	213	2.73	31,611	189	2.40	32,525	198	2.44
Total investments	227,432	3,581	6.33	176,545	2,241	5.11	202,501	2,643	5.24
Construction and development	14,501	320	8.88	21,970	505	9.24	40,386	555	5.51
Commercial real estate	737,846	17,030	9.28	716,051	16,108	9.05	654,021	14,362	8.81
Commercial and industrial	69,208	1,728	10.04	64,575	1,574	9.80	47,836	1,119	9.38
Residential real estate	2,322,763	31,408	5.44	2,378,879	31,890	5.39	2,282,264	28,777	5.06
Consumer and other	290	41	56.86	249	40	64.61	153	26	68.16
Gross loans(2)	3,144,608	50,527	6.46	3,181,724	50,117	6.34	3,024,660	44,839	5.95
Total earning assets	3,372,040	54,108	6.45	3,358,269	52,358	6.27	3,227,161	47,482	5.90
Noninterest-earning assets	223,455			213,802			167,506
Total assets	3,595,495			3,572,071			3,394,667
Interest-bearing liabilities:
NOW and savings deposits	143,460	1,198	3.36	158,625	885	2.24	160,967	839	2.09
Money market deposits	998,601	6,135	2.47	1,077,469	9,692	3.62	956,598	10,370	4.35
Time deposits	1,042,758	12,402	4.78	1,001,792	11,528	4.63	927,478	8,595	3.72
Total interest-bearing deposits	2,184,819	19,735	3.63	2,237,886	22,105	3.97	2,045,043	19,804	3.88
Borrowings	369,232	3,661	3.99	343,847	3,168	3.71	371,000	2,708	2.93
Total interest-bearing liabilities	2,554,051	23,396	3.68	2,581,733	25,273	3.94	2,416,043	22,512	3.74
Noninterest-bearing liabilities:
Noninterest-bearing deposits	545,114			522,300			558,907
Other noninterest-bearing liabilities	98,066			86,190			66,037
Total noninterest-bearing liabilities	643,180			608,490			624,944
Shareholders' equity	398,264			381,848			353,680
Total liabilities and shareholders' equity	$3,595,495			$3,572,071			$3,394,667
Net interest income		$30,712			$27,085			$24,970
Net interest spread			2.77			2.33			2.16
Net interest margin			3.66			3.24			3.10

(1)	Includes income and average balances for term federal funds sold, interest-earning cash accounts and other miscellaneous interest-earning assets.
(2)	Average loan balances include nonaccrual loans and loans held for sale.

METROCITY BANKSHARES, INC.

YTD AVERAGE BALANCES AND YIELDS/RATES

	Six Months Ended
	June 30, 2024			June 30, 2023
	Average	Interest and	Yield /	Average	Interest and	Yield /
(Dollars in thousands)	Balance	Fees	Rate	Balance	Fees	Rate
Earning Assets:
Federal funds sold and other investments(1)	$170,500	$5,420	6.39%	$157,733	$4,250	5.43%
Investment securities	31,488	402	2.57	32,737	376	2.32
Total investments	201,988	5,822	5.80	190,470	4,626	4.90
Construction and development	18,236	825	9.10	39,745	1,078	5.47
Commercial real estate	726,949	33,138	9.17	663,015	28,341	8.62
Commercial and industrial	66,891	3,301	9.92	47,473	2,149	9.13
Residential real estate	2,350,821	63,298	5.41	2,286,955	57,199	5.04
Consumer and other	269	82	61.30	160	54	68.06
Gross loans(2)	3,163,166	100,644	6.40	3,037,348	88,821	5.90
Total earning assets	3,365,154	106,466	6.36	3,227,818	93,447	5.84
Noninterest-earning assets	218,629			171,295
Total assets	3,583,783			3,399,113
Interest-bearing liabilities:
NOW and savings deposits	151,043	2,082	2.77	163,948	1,487	1.83
Money market deposits	1,038,035	15,828	3.07	967,714	20,029	4.17
Time deposits	1,022,275	23,930	4.71	902,280	15,664	3.50
Total interest-bearing deposits	2,211,353	41,840	3.80	2,033,942	37,180	3.69
Borrowings	356,539	6,829	3.85	386,996	5,064	2.64
Total interest-bearing liabilities	2,567,892	48,669	3.81	2,420,938	42,244	3.52
Noninterest-bearing liabilities:
Noninterest-bearing deposits	533,707			568,888
Other noninterest-bearing liabilities	92,128			56,142
Total noninterest-bearing liabilities	625,835			625,030
Shareholders' equity	390,056			353,145
Total liabilities and shareholders' equity	$3,583,783			$3,399,113
Net interest income		$57,797			$51,203
Net interest spread			2.55			2.32
Net interest margin			3.45			3.20

METROCITY BANKSHARES, INC.

LOAN DATA

	As of the Quarter Ended
	June 30, 2024		March 31, 2024		December 31, 2023		September 30, 2023		June 30, 2023
		% of		% of		% of		% of		% of
(Dollars in thousands)	Amount	Total	Amount	Total	Amount	Total	Amount	Total	Amount	Total
Construction and development	$13,564	0.4%	$27,762	0.9%	$23,262	0.7%	$41,783	1.4%	$51,759	1.7%
Commercial real estate	733,845	23.7	724,263	23.2	711,177	22.6	624,122	20.5	625,111	20.6
Commercial and industrial	68,300	2.2	68,560	2.2	65,904	2.1	61,332	2.0	63,502	2.1
Residential real estate	2,282,630	73.7	2,303,400	73.7	2,350,299	74.6	2,310,981	76.1	2,289,050	75.6
Consumer and other	230	—	247	—	319	—	240	—	102	—
Gross loans held for investment	$3,098,569	100.0%	$3,124,232	100.0%	$3,150,961	100.0%	$3,038,458	100.0%	$3,029,524	100.0%
Unearned income	(8,071)		(8,361)		(8,856)		(8,511)		(8,810)
Allowance for credit losses	(17,960)		(17,982)		(18,112)		(17,660)		(18,091)
Net loans held for investment	$3,072,538		$3,097,889		$3,123,993		$3,012,287		$3,002,623

METROCITY BANKSHARES, INC.

NONPERFORMING ASSETS

	As of the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2024	2024	2023	2023	2023
Nonaccrual loans	$13,004	$13,297	$14,682	$15,127	$13,037
Past due loans 90 days or more and still accruing	—	—	—	—	—
Accruing restructured loans	12,593	15,534	22,233	21,964	9,611
Total non-performing loans	25,597	28,831	36,915	37,091	22,648
Other real estate owned	1,452	1,452	1,466	761	1,001
Total non-performing assets	$27,049	$30,283	$38,381	$37,852	$23,649

Nonperforming loans to gross loans held for investment	0.83%	0.92%	1.17%	1.22%	0.75%
Nonperforming assets to total assets	0.75	0.83	1.10	1.08	0.68
Allowance for credit losses to non-performing loans	70.16	62.37	49.06	47.61	79.88

METROCITY BANKSHARES, INC.

ALLOWANCE FOR LOAN LOSSES

	As of and for the Three Months Ended					As of and for the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands)	2024	2024	2023	2023	2023	2024	2023
Balance, beginning of period	$17,982	$18,112	$17,660	$18,091	$18,947	$18,112	$13,888
Net charge-offs/(recoveries):
Construction and development	—	—	—	—	—	—	—
Commercial real estate	(82)	(1)	224	(1)	230	(83)	228
Commercial and industrial	(1)	(3)	85	(3)	208	(4)	206
Residential real estate	—	—	—	—	—	—	—
Consumer and other	—	—	—	—	—	—	—
Total net charge-offs/(recoveries)	(83)	(4)	309	(4)	438	(87)	434
Adoption of ASU 2016-13 (CECL)	—	—	—	—	—	—	5,055
Provision for loan losses	(105)	(134)	761	(435)	(418)	(239)	(418)
Balance, end of period	$17,960	$17,982	$18,112	$17,660	$18,091	$17,960	$18,091
Total loans at end of period	$3,098,569	$3,124,232	$3,150,961	$3,038,458	$3,029,524	$3,098,569	$3,029,524
Average loans(1)	$3,108,303	$3,134,286	$3,064,409	$3,029,231	$3,024,660	$3,131,540	$3,037,348
Net charge-offs/(recoveries) to average loans	(0.01)%	(0.00)%	0.04%	(0.00)%	0.06%	(0.01)%	0.03%
Allowance for loan losses to total loans	0.58	0.58	0.57	0.58	0.60	0.58	0.60

(1)	Excludes loans held for sale.